Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-216170) of ObsEva SA of our report dated April 21, 2017, relating to the financial statements, which appears in this Form 20-F.

PricewaterhouseCoopers SA

/s/ Michael Foley	/s/ Corinne Pointet Chambettaz
Michael Foley	Corinne Pointet Chambettaz

Geneva, Switzerland

April 21, 2017